Exhibit 99.1
BRISTOW GROUP REPORTS THIRD QUARTER 2026 RESULTS

Houston, Texas
November 3, 2026
Third Quarter Highlights
•Total revenues of $437.9 million in Q3 2026 compared to $411.8 million in Q2 2026
•Net income of $27.7 million, or $0.93 per diluted share, in Q3 2026 compared to net income of $21.2 million, or $0.70 per diluted share, in Q2 2026
•Adjusted EBITDA(1) in Q3 2026 was $89.6 million compared to $79.8 million in Q2 2026
•Repurchased 547,785 shares for total consideration of $25.0 million. Declared a quarterly cash dividend of $0.125 per share of common stock
•Affirms 2026 Adjusted EBITDA midpoint
FOR IMMEDIATE RELEASE — Bristow Group Inc. (NYSE: VTOL) (“Bristow” or the “Company”) today reported net income attributable to the Company of $27.7 million, or $0.93 per diluted share, for the quarter ended September 30, 2026 (the “Current Quarter”) on total revenues of $437.9 million compared to net income attributable to the Company of $21.2 million, or $0.70 per diluted share, for the quarter ended June 30, 2026 (the “Preceding Quarter”) on total revenues of $411.8 million.
The following table provides select financial highlights for the periods reflected (in thousands, except per share amounts). A reconciliation of net income to EBITDA and Adjusted EBITDA, operating income to Adjusted Operating Income and net cash provided by (used in) operating activities to Free Cash Flow and Adjusted Free Cash Flow is included in the “Non-GAAP Financial Measures” section herein.

	Three Months Ended
	September 30, 2026	June 30, 2026
Total revenues	$437,920	$411,755
Operating income	47,703	39,576
Net income attributable to Bristow Group Inc.	27,730	21,154
Basic earnings per common share	0.94	0.71
Diluted earnings per common share	0.93	0.70
Net cash provided by operating activities	61,161	41,076

Non-GAAP(1):
EBITDA	78,315	62,405
Adjusted EBITDA	89,552	79,808
Free Cash Flow	56,028	34,285
Adjusted Free Cash Flow	64,301	35,807
__________________
(1)See definitions of these non-GAAP financial measures and the reconciliation of GAAP to non-GAAP financial measures in the Non-GAAP Financial Measures section further below.

“We are pleased to announce strong financial results for the third quarter and to reaffirm the midpoint for Bristow’s full-year 2026 Adjusted EBITDA guidance,” said Chris Bradshaw, President and CEO of Bristow Group. “The business is performing well despite significant, adverse impacts from persistent industry supply chain challenges. While we are experiencing these challenges across Bristow’s business, the most acute impacts can be seen in delayed aircraft modification programs for the Company’s new search and rescue contracts. These delays, and their associated knock-on effects, are depressing current margins in Bristow’s Government Services business. We expect these supply chain issues to stabilize during 2027, facilitating a return to historically strong margins on these long-term government contracts. Meanwhile, the balance of Bristow’s portfolio is performing well, and we maintain a very positive outlook for the business. Bristow Special Missions, formerly known as Berry Aviation, has contributed strong financial results since the acquisition closed in July, and we expect this growth to accelerate in the fourth quarter and full-year 2027. Bristow’s Offshore Energy Services business has continued to demonstrate robust profitability, and we believe positive offshore energy fundamentals and the tight supply of relevant offshore helicopters combine for more favorable industry conditions than we’ve seen in more than a dozen years. Through the first nine months of 2026, Bristow has paid cash dividends of more than $11 million and repurchased more than $36 million of common shares, including $25 million under the Company’s opportunistic share repurchase authorization.”
Sequential Quarter Results
Offshore Energy Services

	Three Months Ended
($ in thousands)	September 30, 2026	June 30, 2026	Favorable (Unfavorable)
Revenues	$256,016	$261,618	$(5,602)	(2.1)%
Operating income	49,236	46,053	3,183	6.9%
Adjusted Operating Income	68,540	66,537	2,003	3.0%
Operating income margin	19%	18%
Adjusted Operating Income margin	27%	25%
Revenues from Offshore Energy Services were $5.6 million lower in the Current Quarter. Revenues in Europe were $10.9 million lower primarily due to lower utilization, partially offset by lower penalties and increased rates. Revenues in the Americas were $6.0 million higher primarily due to higher utilization and rates. Revenues in Africa were $0.7 million lower primarily due to higher penalties.
Operating income from Offshore Energy Services was $3.2 million higher in the Current Quarter primarily due to lower operating expenses of $8.3 million, lower depreciation and amortization expense of $1.6 million and lower general and administrative expenses of $1.1 million, offsetting the lower revenues of $5.6 million and lower earnings from unconsolidated affiliates of $2.3 million.
Other operating costs were $5.2 million lower in the Current Quarter primarily due to lower reimbursable expenses, lease costs, training and freight costs. Fuel costs were $3.2 million lower due to lower flight hours and lower global fuel prices. Repairs and maintenance costs were $2.7 million lower primarily due to lower power-by-the-hour (“PBH”) expense related to lower flight hours in Europe and Africa and higher vendor credits, partially offset by higher inventory reserves associated with the S76D medium helicopters. Leased-in equipment costs were $1.6 million higher primarily due to the introduction of new H160 medium helicopters in Africa. Personnel costs were $1.1 million higher primarily due to a seasonal personnel cost benefit in Norway in the Preceding Quarter, partially offset by lower headcount in the Current Quarter. Depreciation and amortization expense was lower primarily due to the absence of accelerated depreciation of certain assets recognized in the Preceding Quarter. The decrease in general and administrative expenses was primarily due to lower professional services fees. Earnings from unconsolidated affiliates were $2.3 million lower in the Current Quarter primarily due to the timing of dividends received.

Government Services

	Three Months Ended
($ in thousands)	September 30, 2026	June 30, 2026	Favorable (Unfavorable)
Revenues	$130,036	$112,234	$17,802	15.9%
Operating loss	(1,425)	(2,145)	720	33.6%
Adjusted Operating Income	9,677	7,209	2,468	34.2%
Operating loss margin	(1)%	(2)%
Adjusted Operating Income margin	7%	6%
Revenues from Government Services were $17.8 million higher in the Current Quarter primarily due to the acquisition of Berry Aviation, Inc., now known as Bristow Special Mission Inc. (“BSM”), which contributed $16.9 million of revenues during the Current Quarter. Revenues on the UK search and rescue (“UKSAR”) contract were $1.6 million higher primarily due to lower penalties and increased fuel revenues. Revenues on the Irish Coast Guard ("IRCG") contract were $0.7 million lower primarily due to higher penalties related to aircraft availability.
Operating loss was $0.7 million lower in the Current Quarter primarily due to the increased revenues, partially offset by higher operating expenses of $13.0 million, general and administrative expenses of $2.4 million and depreciation and amortization expense of $1.7 million.
Other operating costs were $5.0 million higher in the Current Quarter primarily due to the inclusion of BSM. Personnel costs were $4.4 million higher primarily due to the inclusion of BSM personnel and the recognition of previously deferred personnel costs in Ireland following the completion of their training, partially offset by lower personnel costs in the UK. Repairs and maintenance costs were $2.4 million higher primarily due to the timing of repairs and lower vendor credits. Leased-in equipment, insurance and fuel costs were $1.2 million higher in total, primarily due to the inclusion of BSM. General and administrative expenses were $2.4 million higher primarily due to personnel and IT costs also related to the inclusion of BSM. Depreciation and amortization expense was $1.7 million higher primarily due to the inclusion of BSM assets and additional assets placed into service.
Other Services

	Three Months Ended
($ in thousands)	September 30, 2026	June 30, 2026	Favorable (Unfavorable)
Revenues	$51,868	$37,903	$13,965	36.8%
Operating income	9,870	2,929	6,941	nm
Adjusted Operating Income	12,643	5,291	7,352	nm
Operating income margin	19%	8%
Adjusted Operating Income margin	24%	14%
Revenues from Other Services were $14.0 million higher in the Current Quarter primarily due to the acquisition of BSM of $9.2 million and increased activity in Australia of $4.8 million. Operating income was $6.9 million higher primarily due to the increased revenues, partially offset by higher operating expenses of $4.7 million, general and administrative expenses of $1.9 million and depreciation and amortization expense of $0.4 million, primarily attributable to the inclusion of BSM.

Corporate

	Three Months Ended
($ in thousands)	September 30, 2026	June 30, 2026	Favorable (Unfavorable)
Corporate:
General and administrative expenses	$11,572	$7,143	$(4,429)	(62.0)%
Depreciation and amortization expense	345	256	(89)	(34.8)%
Total expenses	$11,917	$7,399	$(4,518)	(61.1)%
Gains on disposal of assets	1,939	138	1,801	nm
Operating loss	(9,978)	(7,261)	(2,717)	(37.4)%

Consolidated:
Interest income	$2,180	$2,870	$(690)	(24.0)%
Interest expense, net	(11,924)	(12,228)	304	2.5%
Other, net	(1,046)	(8,930)	7,884	88.3%
Income tax expense	(9,143)	(108)	(9,035)	nm
Operating loss was $2.7 million higher in the Current Quarter primarily due to higher general and administrative expenses of $4.4 million primarily due to professional services fees related to the acquisition of BSM, partially offset by higher net gains on asset dispositions of $1.8 million.
During the Current Quarter, the Company sold one AW189 heavy helicopter as part of a sale lease-back transaction, two AW139 medium helicopters and sold or disposed of various other assets resulting in net gains of $1.9 million. During the Preceding Quarter, the Company sold one AW139 medium helicopter, one AS365 medium helicopter, one fixed wing aircraft and various other assets resulting in net gains of $0.1 million.
Interest income was $0.7 million lower due to lower investment balances.
Other expense, net of $1.0 million in the Current Quarter was primarily due to non-cash foreign exchange losses. Other expense, net of $8.9 million in the Preceding Quarter was primarily due to non-cash foreign exchange losses of $7.7 million and pension-related costs of $1.9 million, partially offset by gains related to insurance claims of $0.7 million.
Income tax expense was $9.0 million higher in the Current Quarter primarily due to higher pre-tax book income and the absence of a tax credit utilized in Nigeria in the Preceding Quarter.

Updates 2026 Outlook Ranges. Affirms 2026 Adjusted EBITDA Midpoint.
Please refer to the section entitled "Forward-Looking Statements Disclosure" below for further discussion regarding the risks and uncertainties as well as other important information regarding Bristow’s guidance. The following guidance contains non-GAAP financial measures. Please read the section entitled “Non-GAAP Financial Measures” for further information.
Select financial outlook for 2026 is as follows (in USD, millions):

2026E
Revenues:
Offshore Energy Services	$1,015 - $1,035
Government Services	$470 - $490
Other Services	$155 - $175
Total Revenues	$1,640 - $1,700

Adjusted EBITDA	$300 - $320

Segment Adjusted Operating Income:
Offshore Energy Services	$240 - $250
Government Services	$35 - $45
Other Services	$25 - $30

Cash interest	~$45
Cash taxes	~$30
Maintenance capital expenditures	$25 - $30
Capital Allocation and Liquidity
In the Current Quarter, purchases of property and equipment were $20.8 million, of which $5.1 million were maintenance capital expenditures, and cash proceeds from the sale of assets were $19.2 million. In the Preceding Quarter, purchases of property and equipment were $67.4 million, of which $6.8 million were maintenance capital expenditures, and cash proceeds from the sale of assets were $5.1 million.
As of September 30, 2026, the Company had $233.4 million of unrestricted cash and $53.9 million of remaining availability under its asset-based revolving credit facility (the “ABL Facility”) for total liquidity of $287.3 million. Borrowings under the ABL Facility are subject to satisfaction of certain terms and conditions.
Net cash provided by operating activities was $61.2 million in the Current Quarter compared to $41.1 million in the Preceding Quarter. The increase in operating cash flows is primarily due to higher earnings, coupled with a decrease in working capital uses during the Current Quarter.
In the Current Quarter, the Company repurchased 547,785 shares of common stock in open market transactions for gross consideration of $25.0 million, representing an average repurchase price of $45.64 per share. As of September 30, 2026, $96.0 million remained available of the $125.0 million share repurchase program authorized in February 2025.
On October 29, 2026, Bristow declared a dividend of $0.125 per share of common stock, payable on November 27, 2026, to shareholders of record at the close of business on November 13, 2026.

Conference Call
The Company’s management will conduct a conference call starting at 10:00 a.m. ET (9:00 a.m. CT) on Wednesday, November 4, 2026, to review results for the third quarter ended September 30, 2026. The conference call can be accessed using the following link:
Link to Access Earnings Call: https://bristowgroup-3q2026.open-exchange.net
A replay will be available through November 25, 2026 by using the link above. A replay will also be available on the Company’s website at www.bristowgroup.com shortly after the call and will be accessible through November 25, 2026. The accompanying investor presentation will be available on November 3, 2026, on Bristow’s website at www.bristowgroup.com.
For additional information concerning Bristow, contact InvestorRelations@bristowgroup.com, (713) 369-4636 or visit Bristow Group’s website at https://ir.bristowgroup.com/.
About Bristow Group
Bristow Group Inc. is a leading global provider of mission-critical aviation services for government entities, offshore energy companies and other customers around the world. Our business is comprised of three operating segments: Offshore Energy Services (OES), Government Services and Other Services. Through the use of helicopters, fixed-wing aircraft, unmanned aerial systems (UAS) and highly skilled personnel, we provide aviation services such as personnel transportation, offshore energy logistics, search and rescue (SAR), special missions, intelligence, surveillance and reconnaissance (ISR) operations, maintenance, repair and overhaul (MRO) services, medevac, unmanned systems, on-demand cargo logistics (ODC) and other specialized aviation solutions. We are also involved in various advanced air mobility (AAM) initiatives and emerging next-generation aviation technologies.
Our diversified customer and revenue mix, coupled with our broad geographic footprint, supports a durable and balanced business profile. We currently have a presence in Australia, Benin, Brazil, Canada, Chile, Djibouti, the Dutch Caribbean, the Falkland Islands, Ireland, Kenya, the Marshall Islands, the Netherlands, Nigeria, Norway, the Philippines, Spain, Suriname, Trinidad, the United Kingdom (“UK”) and the United States (“U.S.”).

Forward-Looking Statements Disclosure
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements about our future business, strategy, operations, capabilities and results; financial projections and outlook; plans and objectives of our management, including our expectations regarding our quarterly dividend program and our intention to pay down debt; expected actions by us and by third parties, including our customers, competitors, vendors and regulators; and other matters. Some of the forward-looking statements can be identified by the use of words such as “believes," “belief," “forecasts," “expects," “plans," “anticipates," “intends," “projects," “estimates," “may," “might," “will," “would," “could," “should” or other similar words. However, all statements in this press release, other than statements of historical fact or historical financial results, are forward-looking statements. Our forward-looking statements reflect our views and assumptions on the date hereof regarding future events and operating performance. We believe that they are reasonable, but they involve significant known and unknown risks, uncertainties, assumptions and other factors, many of which may be beyond our control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and factors that could cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K, and in particular, the risks discussed in Part I, Item 1A, “Risk Factors” of such report and those discussed in other documents we file with the Securities and Exchange Commission (the “SEC”). Accordingly, you should not put undue reliance on any forward-looking statements.
You should consider the following key factors when evaluating these forward-looking statements: the impact of supply chain disruptions, inflation and increased fuel prices and our ability or inability to recoup rising costs in the rates we charge to our customers; our reliance on a limited number of helicopter manufacturers and suppliers and the impact of a shortfall in availability of aircraft components and parts required for maintenance and repairs of our helicopters, including significant delays in the delivery of parts for our S92 and AW189 fleet and aircraft in general; our reliance on a limited number of customers and the reduction of our customer base as a result of consolidation and/or the energy transition; public health crises, such as pandemics and epidemics, and any related government policies and actions; our inability to execute our business strategy for diversification efforts related to government services and advanced air mobility; the potential for cyberattacks or security breaches that could disrupt operations, compromise confidential or sensitive information, damage reputation, expose to legal liability, or cause financial losses; the possibility that we may be unable to maintain compliance with covenants in our financing or other agreements; global and regional changes in the demand, supply, prices or other market conditions affecting oil and gas, including changes resulting from the imposition or lifting of crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries (“OPEC”) and other producing countries, and geopolitical risks; fluctuations in the demand for our services; the possibility of significant changes in foreign exchange rates and controls; potential effects of increased competition and the introduction of alternative modes of transportation and solutions; the possibility that portions of our fleet may be grounded for extended periods of time or indefinitely (including due to severe weather events); the possibility of political instability, civil unrest, war or acts of terrorism in any of the countries where we operate or elsewhere, including the ongoing conflict with Iran, which could result in operational interruptions and supply impacts, including fuel shortages and price increases; the possibility that we may be unable to re-deploy our aircraft to regions with greater demand; the existence of operating risks inherent in our business, including the possibility of declining safety performance; labor issues, including our inability to negotiate acceptable collective bargaining or union agreements with employees covered by such agreements; the possibility of changes in tax, environmental, trade, labor, immigration and other laws and regulations and policies, including, without limitation, tariffs and actions of the governments that impact the aviation industry, oil and gas operations, favor renewable energy projects or address climate change; any failure to effectively manage, and receive anticipated returns from acquisitions, divestitures, investments, joint ventures and other portfolio actions; the possibility that we may be unable to dispose of older aircraft through sales into the aftermarket; the possibility that we may impair our long-lived assets and other assets, including inventory, property and equipment and investments in unconsolidated affiliates; general economic conditions, including interest rates or uncertainty in the capital and credit markets; disruptions in global trade, including as a result of tariffs, trade restrictions, retaliatory trade measures or the effect of such actions on trading relationships between the United States (“U.S.”) and other countries; the potential effects of any future government shutdown on our Government Services business; the possibility that reductions in spending on aviation services by governmental agencies where we are seeking contracts could adversely affect or lead to modifications of the procurement process or that such reductions in spending could adversely affect Government Services contract terms or otherwise delay service or the receipt of payments under such contracts; and the effectiveness of our environmental, social and governance initiatives.
The above description of risks and uncertainties is by no means all-inclusive, but is designed to highlight what we believe are important factors to consider. All forward-looking statements in this press release are qualified by these cautionary statements and are only made as of the date hereof. The forward-looking statements in this press release should be evaluated together with the many uncertainties that affect our businesses, particularly those discussed in greater detail in Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K and Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 1A, “Risk Factors” of the Company’s subsequent Quarterly Reports on Form 10-Q. We disclaim any obligation or undertaking, other than as required by law, to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, whether as a result of new information, future events or otherwise.

BRISTOW GROUP INC.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Favorable/ (Unfavorable)
	September 30, 2026	June 30, 2026
Total revenues	$437,920	$411,755	$26,165
Costs and expenses:
Operating expenses
Personnel	108,306	101,193	(7,113)
Repairs and maintenance	60,153	60,561	408
Insurance	6,622	5,968	(654)
Fuel	29,541	33,328	3,787
Leased-in equipment	30,981	28,865	(2,116)
Other	76,708	73,013	(3,695)
Total operating expenses	312,311	302,928	(9,383)
General and administrative expenses	50,804	43,225	(7,579)
Depreciation and amortization expense	29,478	28,889	(589)
Total costs and expenses	392,593	375,042	(17,551)
Gains on disposal of assets	1,939	138	1,801
Earnings from unconsolidated affiliates	437	2,725	(2,288)
Operating income	47,703	39,576	8,127
Interest income	2,180	2,870	(690)
Interest expense, net	(11,924)	(12,228)	304
Other, net	(1,046)	(8,930)	7,884
Total other income (expense), net	(10,790)	(18,288)	7,498
Income before income taxes	36,913	21,288	15,625
Income tax expense	(9,143)	(108)	(9,035)
Net income	27,770	21,180	6,590
Net income attributable to noncontrolling interests	(40)	(26)	(14)
Net income attributable to Bristow Group Inc.	$27,730	$21,154	$6,576

Basic earnings per common share	$0.94	$0.71
Diluted earnings per common share	$0.93	$0.70

Weighted average common shares outstanding, basic	29,407	29,616
Weighted average common shares outstanding, diluted	29,852	30,011

Adjusted Operating Income	$79,288	$71,894	$7,394
EBITDA	$78,315	$62,405	$15,910
Adjusted EBITDA	$89,552	$79,808	$9,744

BRISTOW GROUP INC.
REVENUES BY SEGMENT
(unaudited, in thousands)

	Three Months Ended		Favorable (Unfavorable)
	September 30, 2026	June 30, 2026
Offshore Energy Services:
Europe	$93,690	$104,566	$(10,876)	(10.4)%
Americas	112,602	106,619	5,983	5.6%
Africa	49,724	50,433	(709)	(1.4)%
Total Offshore Energy Services	$256,016	$261,618	$(5,602)	(2.1)%
Government Services	130,036	112,234	17,802	15.9%
Other Services	51,868	37,903	13,965	36.8%
	$437,920	$411,755	$26,165	6.4%
FLIGHT HOURS BY SEGMENT
(unaudited)

	Three Months Ended		Favorable (Unfavorable)
	September 30, 2026	June 30, 2026
Offshore Energy Services:
Europe	6,593	7,658	(1,065)	(13.9)%
Americas	10,793	10,112	681	6.7%
Africa	5,144	5,288	(144)	(2.7)%
Total Offshore Energy Services	22,530	23,058	(528)	(2.3)%
Government Services	5,487	4,620	867	18.8%
Other Services	4,764	3,697	1,067	28.9%
	32,781	31,375	1,406	4.5%
BRISTOW GROUP INC.
Third Quarter Segment Statements of Operations
(unaudited, in thousands)

	Offshore Energy Services	Government Services	Other Services
Three Months Ended September 30, 2026
Revenues	$256,016	$130,036	$51,868
Less:
Personnel	58,217	40,328	9,761
Repairs and maintenance	40,059	16,512	3,582
Insurance	3,921	2,279	422
Fuel	16,351	4,623	8,567
Leased-in equipment	18,084	11,037	1,860
Other segment costs	33,185	31,851	11,672
Total operating expenses	169,817	106,630	35,864
General and administrative expenses	21,938	13,933	3,361
Depreciation and amortization expense	15,462	10,898	2,773
Total costs and expenses	207,217	131,461	41,998
Earnings from unconsolidated affiliates	437	—	—
Operating income (loss)	$49,236	$(1,425)	$9,870
Non-GAAP(1):
Depreciation and amortization expense	15,462	10,898	2,773
PBH amortization	3,842	204	—
Adjusted operating income	$68,540	$9,677	$12,643

	Offshore Energy Services	Government Services	Other Services
Three Months Ended June 30, 2026
Revenues	$261,618	$112,234	$37,903
Less:
Personnel	57,102	35,967	8,124
Repairs and maintenance	42,746	14,081	3,734
Insurance	3,855	1,788	325
Fuel	19,517	4,343	9,468
Leased-in equipment	16,515	10,607	1,743
Other segment costs	38,424	26,851	7,775
Total operating expenses	178,159	93,637	31,169
General and administrative expenses	23,033	11,552	1,460
Depreciation and amortization expense	17,098	9,190	2,345
Total costs and expenses	218,290	114,379	34,974
Earnings from unconsolidated affiliates	2,725	—	—
Operating income (loss)	$46,053	$(2,145)	$2,929
Non-GAAP(1):
Depreciation and amortization expense	17,098	9,190	2,345
PBH amortization	3,386	164	17
Adjusted operating income	$66,537	$7,209	$5,291
__________________
(1)See definitions of these non-GAAP financial measures and the reconciliation of GAAP to non-GAAP financial measures in the Non-GAAP Financial Measures section further below.

BRISTOW GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$235,832	$293,631
Accounts receivable, net	263,212	217,102
Inventories	151,145	132,727
Prepaid expenses and other current assets	58,592	50,828
Total current assets	708,781	694,288
Property and equipment, net	1,214,959	1,152,668
Investment in unconsolidated affiliates	25,020	23,852
Right-of-use assets	236,119	241,666
Goodwill	23,425	—
Other assets	211,507	198,787
Total assets	$2,419,811	$2,311,261

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$79,437	$86,286
Accrued wages, benefits and related taxes	59,794	68,654
Income taxes payable and other accrued taxes	23,779	22,759
Deferred revenue	39,048	22,440
Accrued maintenance and repairs	26,269	28,793
Current portion of operating lease liabilities	67,389	77,038
Accrued interest and other accrued liabilities	32,519	31,317
Current maturities of long-term debt	27,360	27,943
Total current liabilities	355,595	365,230
Long-term debt, less current maturities	714,379	643,511
Other liabilities and deferred credits	37,595	31,782
Deferred taxes	50,106	46,571
Long-term operating lease liabilities	166,592	164,544
Total liabilities	1,324,267	1,251,638

Stockholders’ equity:
Common stock	332	325
Additional paid-in capital	775,228	762,520
Retained earnings	492,289	441,739
Treasury stock, at cost	(123,225)	(87,129)
Accumulated other comprehensive loss	(49,023)	(57,750)
Total Bristow Group Inc. stockholders’ equity	1,095,601	1,059,705
Noncontrolling interests	(57)	(82)
Total stockholders’ equity	1,095,544	1,059,623
Total liabilities and stockholders’ equity	$2,419,811	$2,311,261

Non-GAAP Financial Measures
The Company’s management uses EBITDA, Adjusted EBITDA and Adjusted Operating Income to assess the performance and operating results of its business. Each of these measures, as well as Free Cash Flow and Adjusted Free Cash Flow, each as detailed below, are non-GAAP measures, have limitations, and are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in the Company's financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (including the notes), included in the Company's filings with the SEC and posted on the Company's website.
EBITDA and Adjusted EBITDA
EBITDA is defined as Earnings before Interest expense, Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for non-cash gains and losses on the sale of assets, non-cash foreign exchange gains (losses) related to the revaluation of certain balance sheet items, and certain special items that occurred during the reported period, such as the amortization of PBH maintenance agreements that are non-cash within the period, gains on insurance claims, non-cash nonrecurring insurance adjustments and other special items which include professional service fees related to unusual litigation proceedings and other nonrecurring costs related to strategic activities. The professional services fees are primarily attorneys’ fees related to litigation and arbitration matters that the Company is pursuing (where no gain contingency has been recorded or identified) that are unusual in nature and outside of the normal course of the Company’s continuing business operations. The other nonrecurring costs primarily related to strategic activities are costs associated with financing transactions and proposed mergers and acquisitions (“M&A”) transactions. These special items are related to various pursuits that are not individually material to the Company and, as such, are aggregated for presentation. The Company views these matters and their related financial impacts on the Company’s operating performance as extraordinary and not reflective of the operational performance of the Company’s core business activities. In addition, the same costs are not reasonably likely to recur within two years nor have the same charges or gains occurred within the prior two years. The Company includes EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of its operating performance. Management believes that the use of EBITDA and Adjusted EBITDA is meaningful to investors because it provides information with respect to the Company's ability to meet its future debt service, capital expenditures and working capital requirements and the financial performance of the Company's assets without regard to financing methods, capital structure or historical cost basis. Neither EBITDA nor Adjusted EBITDA is a recognized term under GAAP. Accordingly, they should not be used as an indicator of, or an alternative to, net income the most directly comparable GAAP measure, as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies.
The following tables provide a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (unaudited, in thousands).

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	LTM
Net income	$27,770	$21,180	$13,065	$18,676	$80,691
Depreciation and amortization expense	29,478	28,889	24,386	18,377	101,130
Interest expense, net	11,924	12,228	13,816	10,432	48,400
Income tax expense	9,143	108	3,510	3,026	15,787
EBITDA	$78,315	$62,405	$54,777	$50,511	$246,008
(Gains) losses on disposal of assets	(1,939)	(138)	(7,639)	2,111	(7,605)
Loss on extinguishment of debt	—	—	2,849	—	2,849
Foreign exchange losses	1,119	7,673	4,554	3,051	16,397
Special items(1)	12,057	9,868	4,734	4,455	31,114
Adjusted EBITDA	$89,552	$79,808	$59,275	$60,128	$288,763

(1) Special items include the following:

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	LTM
PBH amortization	$4,046	$3,567	$1,431	$2,232	$11,276
Gain on insurance claim	—	(714)	—	(4,970)	(5,684)
IT system transition costs	163	229	—	—	392
Acquisition-related costs	4,933	1,479	954	14	7,380
Other special items	2,915	5,307	2,349	7,179	17,750
	$12,057	$9,868	$4,734	$4,455	$31,114
The Company is unable to provide a reconciliation of projected Adjusted EBITDA (non-GAAP) for the outlook periods included in this release to projected net income (GAAP) for the same periods because components of the calculation are inherently unpredictable. The inability to forecast certain components of the calculation would significantly affect the accuracy of the reconciliation. Additionally, the Company does not provide guidance on the items used to reconcile projected Adjusted EBITDA due to the uncertainty regarding timing and estimates of such items. Therefore, the Company does not present a reconciliation of projected Adjusted EBITDA (non-GAAP) to net income (GAAP) for the outlook periods.
Free Cash Flow and Adjusted Free Cash Flow
Free Cash Flow represents the Company’s net cash provided by (used in) operating activities less maintenance capital expenditures. Adjusted Free Cash Flow is Free Cash Flow adjusted to exclude costs paid in relation to certain special items which primarily include (i) professional service fees related to unusual litigation proceedings and (ii) other nonrecurring costs related to strategic activities. The professional services fees are primarily attorneys’ fees related to unusual litigation and arbitration matters that the Company is pursuing (where no gain contingency has been recorded or identified) that are unusual in nature and outside of the normal course of the Company’s continuing business operations. The other nonrecurring costs related to strategic activities are costs associated with financing transactions and proposed M&A transactions. These special items are related to various pursuits that are not individually material to the Company and, as such, are aggregated for presentation. The Company views these matters and their related financial impacts on the Company’s operating performance as extraordinary and not reflective of the operational performance of the Company’s core business activities. In addition, the same costs are not reasonably likely to recur within two years nor have the same charges or gains occurred within the prior two years. Management believes that Free Cash Flow and Adjusted Free Cash Flow are meaningful to investors because they provide information with respect to the Company’s ability to generate cash from the business. Neither Free Cash Flow nor Adjusted Free Cash Flow is a recognized term under GAAP. Accordingly, these measures should not be used as an indicator of, or an alternative to, net cash provided by operating activities, the most directly comparable GAAP measure. Investors should note numerous methods may exist for calculating a company's free cash flow. As a result, the method used by management to calculate Free Cash Flow and Adjusted Free Cash Flow may differ from the methods used by other companies to calculate their free cash flow. As such, they may not be comparable to other similarly titled measures used by other companies. The following table provides a reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to Free Cash Flow and Adjusted Free Cash Flow (unaudited, in thousands).

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	LTM
Net cash provided by (used in) operating activities	$61,161	$41,076	$(8,250)	$76,913	$170,900
Less: Maintenance capital expenditures	(5,133)	(6,791)	(4,359)	(6,044)	(22,327)
Free Cash Flow	$56,028	$34,285	$(12,609)	$70,869	$148,573
Plus: Special items	8,273	1,522	843	883	11,521
Adjusted Free Cash Flow	$64,301	$35,807	$(11,766)	$71,752	$160,094

Adjusted Operating Income by Segment
Adjusted Operating Income (Loss) (“Adjusted Operating Income”) is defined as operating income (loss) before depreciation and amortization (including PBH amortization). The Company includes Adjusted Operating Income to provide investors with a supplemental measure of each segment’s operating performance. Management believes that the use of Adjusted Operating Income is meaningful to investors because it provides information with respect to each segment’s ability to generate cash from its operations. Adjusted Operating Income is not a recognized term under GAAP. Accordingly, this measure should not be used as an indicator of, or an alternative to, operating income (loss), the most directly comparable GAAP measure, as a measure of operating performance. Because the definition of Adjusted Operating Income (or similar measures) may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies.
The following table provides a reconciliation of operating income (loss), the most directly comparable GAAP measure, to Adjusted Operating Income for each segment and Corporate (unaudited, in thousands).

	Three Months Ended		Increase (Decrease)
	September 30, 2026	June 30, 2026
Offshore Energy Services:
Operating income	$49,236	$46,053	$3,183	6.9%
Depreciation and amortization expense	15,462	17,098	(1,636)	(9.6)%
PBH amortization	3,842	3,386	456	13.5%
Offshore Energy Services Adjusted Operating Income	$68,540	$66,537	$2,003	3.0%

Government Services:
Operating loss	$(1,425)	$(2,145)	$720	33.6%
Depreciation and amortization expense	10,898	9,190	1,708	18.6%
PBH amortization	204	164	40	24.4%
Government Services Adjusted Operating Income	$9,677	$7,209	$2,468	34.2%

Other Services:
Operating income	$9,870	$2,929	$6,941	nm
Depreciation and amortization expense	2,773	2,345	428	18.3%
PBH amortization	—	17	(17)	nm
Other Services Adjusted Operating Income	$12,643	$5,291	$7,352	nm

BRISTOW GROUP INC.
FLEET COUNT

	Number of Aircraft
Type	Owned Aircraft	Leased Aircraft	Total Aircraft	Maximum Passenger Capacity	Average Age (years)(1)
Heavy Helicopters:
S92	32	25	57	19	16
AW189	25	5	30	16	8
	57	30	87
Medium Helicopters:
AW139	45	9	54	12	14
S76 D/C++	10	—	10	12	15
H160	—	4	4	14	—
	55	13	68
Light—Twin Engine Helicopters:
AW109	3	—	3	7	19
H135	12	—	12	6	10
	15	—	15
Light—Single Engine Helicopters:
AS350	12	—	12	4	27
AW119	13	—	13	7	20
	25	—	25
Total Helicopters	152	43	195		17
Fixed Wing	23	13	36
Unmanned Aerial Systems (“UAS”)	3	—	3
Total Fleet(2)	178	56	234
______________________
(1)Reflects the average age of helicopters that are owned by the Company.
(2)Does not include certain aircraft shown in the under construction line in the segment fleet table below. Upon completion of additional configuration, the newly-delivered aircraft will appear in the fleet table above when placed into service.
(3)Does not include UAS platforms developed, designed or produced by BSM.
The table below presents the number of aircraft in our fleet as of September 30, 2026, their distribution among the segments through which we operate, as a percentage of total revenues for the three months ended September 30, 2026, and the number of aircraft not yet reflected in our fleet as they were on order or under construction as of September 30, 2026.

	Percentage of Total Revenues	Helicopters				Fixed Wing	UAS
		Heavy	Medium	Light Twin	Light Single			Total
Offshore Energy Services	59%	57	58	12	—	—	—	127
Government Services	30%	30	10	3	20	15	3	81
Other Services	11%	—	—	—	5	21	—	26
Total	100%	87	68	15	25	36	3	234
Aircraft not currently in fleet:
Under construction(1)(3)		3	—	—	—	—	—	3
Options(2)		9	—	5	—	—	—	14
(1)Under construction reflects new aircraft that the Company has either taken possession of and are undergoing additional configuration before being placed into service or are currently under construction by the Original Equipment Manufacturer (“OEM”) and pending delivery. Includes three AW189 heavy helicopters (of which all but one were delivered and are undergoing additional configuration).
(2)Options include nine AW189 heavy helicopters and five H135 light-twin helicopters.
(3)Excludes leased aircraft in the Company’s possession but not yet placed in service and any orders or options for electric/hybrid vertical takeoff and landing and short takeoff and landing aircraft, collectively known as AAM aircraft, that may have deposits but are pending regulatory certification and/or are under construction.